Exhibit 21.1

Subsidiaries of STORE Capital Corporation

Subsidiary	Jurisdiction of Formation or Incorporation

STORE Capital Advisors, LLC	Arizona

STORE Capital Acquisitions, LLC	Delaware

STORE Investment Corporation	Delaware

STORE Master Funding I, LLC	Delaware

STORE Master Funding II, LLC	Delaware

STORE Master Funding III, LLC	Delaware

STORE Master Funding IV, LLC	Delaware

STORE Master Funding V, LLC	Delaware

STORE Master Funding VI, LLC	Delaware

STORE Master Funding VII, LLC	Delaware

STORE Pittsburgh Holding, Inc.	Pennsylvania

STORE SPE Warehouse Funding, LLC	Delaware

STORE SPE 1200 Lincoln, LLC	Delaware

STORE SPE Applebee’s 2013-1, LLC	Delaware

STORE SPE Ashley CA, LLC	Delaware

STORE SPE Auburn 2014-2, LLC	Delaware

STORE SPE Austin 2013-6, LLC	Delaware

STORE SPE Belle, LLC	Delaware

STORE SPE Byron 2013-3, LLC	Delaware

STORE SPE Cicero 2013-4, LLC	Delaware

STORE SPE Columbia, LLC	Delaware

STORE SPE Corinthian, LLC	Delaware

STORE SPE Kitchener Holding ULC	British Columbia, Canada

STORE SPE LA Fitness 2013-7, LLC	Delaware

STORE SPE Liberty Lake, LLC	Delaware

STORE SPE Live Oak 2013-5, LLC	Delaware

STORE SPE O’Charleys, LLC	Delaware

STORE SPE Parker 2014-3, LLC	Delaware

STORE SPE Perth Amboy 2014-1, LLC	Delaware

STORE SPE Securities Holding, LLC	Delaware

STORE SPE Starplex, LLC	Delaware

STORE SPE State College 2013-8, LLC	Delaware

STORE SPE St. Augustine 2013-2, LLC	Delaware

STORE SPE Sunrise, LLC	Delaware

STORE SPE Visalia, LLC	Delaware